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                                                             EXHIBIT  (10)R.(ii)


                              BENEFITS COMMITTEE

                              UJB Financial Corp.

                           UNANIMOUS WRITTEN CONSENT


                           *   *   *   *   *   *   *


   Pursuant to the powers conferred on the Benefits Committee by Section 14.1 of the UJB Financial Corp. ("UJB") Savings Incentive Plan, as amended and restated July 1, 1993 (the "Plan"), the undersigned, being all of the members of the Benefits Committee, hereby consent and agree that the following actions be taken, and that resolutions be, and they hereby are, adopted by the Benefits Committee as follows:

   WHEREAS, the Benefits Committee desires to include commissions paid to mortgage sales representatives in the definition of Earnings set forth in
Section 1.15 of the Plan; and

   WHEREAS, the Benefits Department has determined that the projected annual cost to the Plan of the amendment to include commissions earned for the closing of mortgage loans in the definition of Earnings will be $12,577, based on commissions in 1992; and

   WHEREAS, the Benefits Department has determined that the projected annual cost to the Plan of the amendment to include commissions earned for the sale of annuities in the definition of Earnings (as previously incorporated into the Plan and approved by the Unanimous Written Consent of the Benefits Committee, dated as of July 6, 1993 (the "Consent")), will be $16,478, based on commissions in 1992; and

   WHEREAS, the Benefits Committee desires to clarify that the definition of Earnings includes only the salary reduction portion of contributions made on behalf of Participants to a "cafeteria plan"; and

   WHEREAS, the cumulative projected annual cost to the Plan of all amendments to the Plan from January 1, 1993 to the date hereof is $29,055, which amount does not exceed the $250,000 limitation set forth in Section 14.1 of the Plan.

   NOW, THEREFORE, BE IT:

   RESOLVED, that Section 1.15 of the Plan is hereby amended to read in its entirety as follows, effective as of August 1, 1993:

         "1.15 Earnings shall mean the regular monthly base salary of an Employee, excluding overtime pay, bonuses, contributions by a Company to any plan of benefits instituted and maintained by such Company, and other special pay, but including any amount (i) deferred by a Participant under an Enrollment
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   Agreement and contributed by a Company to the Plan as a before-tax contribution pursuant to Article 3, (ii) contributed on behalf of a Participant by a Company to a "cafeteria plan" (as that term is defined at Section 125 of the Code) through a reduction to base salary, or (iii) paid as a commission for the sale of annuities or the closing of mortgage loans. Earnings for each calendar year shall not exceed the maximum permissible amount of earnings as determined in accordance with Section 415(d) of the Code."

   RESOLVED, that the third "whereas" clause set forth in the Consent is hereby amended to read in its entirety as follows, effective as of the date of said
Consent:

         "WHEREAS, the Benefits Department has determined that (1) the projected annual cost to the Plan as a result of the amendment to the definition of Earnings incorporated in the Revised Plan will be $16,478, based on commissions in 1992, which amount does not exceed the $250,000 limitation set forth in Section 14.1 of the Revised Plan, and (2) there will be no increase in costs to the Plan as a result of all other changes effected above."


   All signatures need not appear on the same copy of this Consent.



/s/ Alfred M. D'Augusta 11/29/93            /s/ John R. Haggerty     11/29/93
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Alfred M. D'Augusta        Date             John R. Haggerty          Date



/s/ William F. Flyge    11/29/93            /s/ Richard F. Ober, Jr. 11/29/93
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William F. Flyge          Date              Richard F. Ober, Jr.      Date